Exhibit 3.25

ARTICLES OF INCORPORATION

OF

CELLO-FOIL PRODUCTS, INC.

(Company, Corporation or Incorporated)

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1981, as amended known as the Michigan General Corporation Act, as follows:

ARTICLE I.

The name of this corporation is CELLO-FOIL PRODUCTS, INC.

ARTICLE II.

The purpose or purposes of this corporation are as follows:

To engage in the business of printing, processing and selling specialty wrappers, cellophane wrappers, foil and laminated products of all kinds and kindred specialties.

(in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.)

ARTICLE III.

Location of the registered office is:

100	West Pleasant Street	River Rouge	18	Wayne	Michigan
(No.)	(Street)	(City)	(Zone)	(County)

Post office address of registered office is:

100 West Pleasant Street	River Rouge	18	Michigan
(No. and Street or P. O. Box)	(City)	(Zone)

ARTICLE IV.

The total authorized capital stock for

(1)	{	Preferred shs	}	{	Par Value $	}	per share
		Common shs			Par Value $

						{	Book value $	}	per share
and/or shs. of (2)	{	Preferred		}	no par value		Price fixed for sale $
		Common	280,000
						{	Book value $1.00	}	per share
Price fixed for sale $1.00

(3) The following is a description of each class of stock of the corporation with the voting powers, preferences and rights, and qualifications, limitations or restrictions thereof:

250,000 no par common,

GOLD SEAL APPEARS ONLY ON ORIGINAL

The amount of paid-in capital with which this corporation will begin business is $81,000.00

                                                                                                                                (This must not be less than $5,000.00)

ARTICLE V.

The names and places of residence or business of the Incorporation and the number and class of shares represented for by each are as follows: (Statute requires one or more Incorporators)

Name Residence or Business Address	Number of Shares
(No.) (Street) (City) (State)	Common
Earl Polk 2714 Northview Ave, Indianapolis, Indiana	89,000
Edward A. Page 21688 East River Road Grosse Isle, Michigan	11,500
Marvin R. Lohr 18418 Blackmoor Avenue Detroit S, Michigan	11,500

112,000

(The total number of shares specified must equal at least $2,000.00)

ARTICLE VI.

The names and addresses of the First Board of Directors are as follows:

(Statute requires at least three directors)

Name	Residence or Business Address (No.) (Street) (City) (State)
Earl Polk (President and General Manager)	2714 Northview Ave., Indianapolis, Indiana-Residence 100 West Pleasant, River Range-Business

Edward A. Page (Vice-President & Treasurer)	21688 East River Rd, Grosse Isle, Michigan

Marvin R. Lohr (Secretary)	18418 Blackmoor Avenue, Detroit S, Michigan

ARTICLE VII.

The term of this corporation is fixed at thirty years.

GOLD SEAL APPEARS ONLY ON ORIGINAL

IN WITNESS WHEREOF the incorporators have signed these Articles of Incorporation this 8th day of DECEMBER A.D., 1949.

(All parties appearing under Article V are required to sign in this space)

(Earl Polk)

(Edward A. Page)

(Marvin R. Lohr)

STATE OF MICHIGAN	} ss.	(One or more of the parties signing must acknowledge before the Notary)
County of WAYNE

On this 8th day of DECEMBER A.D., 1949 before me a Notary Public in and for said County, personally appeared Earl Polk, Edward A. Page and Marvin R. Lohr known to me to be the person named in, and when executed the foregoing instrument, and generally acknowledged that he executed the same freely and for the intents and purpose therein mentioned.

(Signature of Notary)

Notary Public for Wayne County,
State of Michigan

My commission expires February 8, 1952
(Notarial seal required if acknowledgement taken out of State)

GOLD SEAL APPEARS ONLY ON ORIGINAL